EXHIBIT 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC COMMERCIAL TRUST	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
Dallas, TX 75252

PMC COMMERCIAL TRUST ANNOUNCES STOCK BUYBACK PROGRAM
PMC Commercial Trust
AMEX (Symbol: “PCC”)

Dallas, Texas	September 1, 2005
PMC Commercial Trust announced that its Board of Trust Managers has authorized up to $10 million for the purchase of outstanding Common Shares of Beneficial Interest. The shares may be bought from time to time in the open market or pursuant to negotiated transactions.
Dr. Andrew S. Rosemore, Chairman of the Board of Trust Managers stated, “We believe that the stock repurchase program represents an attractive and appropriate investment which will enhance shareholder value.”
PMC Commercial Trust is a REIT that originates loans to small businesses secured by real estate and owns various hospitality properties.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “expects”, “anticipates”, “will” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements can be subject to certain risks and uncertainties, including the financial performance of the Company, real estate conditions and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.